Exhibit 99.1

Continuing Our Climb J.P. Morgan Aviation, Transportation and Industrials Conference March 10, 2014

This presentation contains various projections and other forward - looking statements which represent Delta’s estimates or expectations regarding future events. All forward - looking statements involve a number of assumptions, risks and uncertainties, many of which are beyond Delta’s control, that could cause the actual results to differ materially from the projected results. Factors which could cause such differences include, without limitation, business, economic, competitive, industry, regulatory, market and financial uncertainties and contingencies, as well as the “Risk Factors” discussed in Delta’s SEC filings. Caution should be taken not to place undue reliance on Delta’s forward - looking statements, which represent Delta’s views only as of the date of this presentation, and which Delta has no current intention to update. In this presentation, we will discuss certain non - GAAP financial measures. You can find the reconciliations of those measures to comparable GAAP measures on our website at delta.com. Safe Harbor 2

Continuing Our Climb Building a sustainable and durable franchise producing top line growth, margin expansion and capital returns for shareholders 3 Taking Momentum into 2014 Setting the Long - Term Foundation Prudent Capital Deployment Leveraging Delta’s strengths with initiatives to further our financial momentum and achieve long - term financial goals Prudent cash deployment allows for reinvestment in the business while also strengthening the balance sheet, addressing pension obligations, and returning cash to shareholders Building on a record setting 2013 with further earnings growth, margin expansion and free cash flow generation in 2014

Outpacing The Airline Industry 4 $2,675 M $2,193 M $1,290 M $1,059 M $278 M 2013 Pre - Tax Income Delta is the leader in an evolving industry Note: Excludes special items • Record $2.7 billion pre - tax profit, a 71% increase year over year, with 2.8 points of pre - tax margin expansion • $2.1 billion of free cash flow, adjusted net debt of $9.4 billion and $350 million returned to shareholders • No. 1 in all key DOT metrics among network carriers • Recognized as Fortune’s “Most Admired Airline”, “Best Airline” by Business Travel News, and “Airline of the Year” by Air Transport World • Stock up more than 130% in 2013, the 4 th best performance in the S&P 500 2013 Highlights

Taking Momentum Into 2014 Projecting record March quarter profitability despite $55 million negative impact from severe weather 5 …And We Delivered March 2014 Quarter Estimate Operating margin 6.5% - 7.5% PRASM change year over year Up 3% - 4% Fuel Price $3.02 - $3.07 CASM – Ex Fuel change year over year Up 0.5% - 1.5 % System capacity change year over year Up 1% - 2% Note: Fuel price includes taxes, settled hedges, refinery contribution and excludes MTM adjustments; CASM ex - fuel unit cost excludes special items and profit sharing

Charting Our Course

DELTA

Setting long-term goals to further build a franchise that generates solid margins and cash flow, an investment grade-like balance sheet, and sustainable shareholder returns

Delta's Long-Term Goals

Operating Margin	• 10-12% annual operating margins
EPS Growth	• Annual EPS growth of 10 - 15%
ROIC	• 15% return on invested capital
Cash Flow	• $5+ billion annual operating cash flow with ~50% reinvested back into the business
Balance Sheet	• Investment grade balance sheet metrics, including $7 billion of adjusted net debt by 2015

EPS Growth
Goal: 10%-15%



10-15%
10%
Delta - Goal
High Quality Industrial Transports - 5 yr average

Return on Invested Capital
Goal: 15%



15%
14%
Delta - Goal
High Quality Industrial Transports - 5 yr average

Note: High quality industrial transports are companies with similar index characteristics to Delta – part of S&P 500 and Dow Transportation Index (CHRW, CSX, EXPD, FDX, KSU, NSC, R, UNP, UPS); Data source is Thomson One

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The Path To Achieving Financial Goals We have invested in a pipeline of initiatives to further our financial momentum and achieve long - term financial goals 7 • Domestic refleeting – upgauging fleet to more efficiently serve Delta’s expanded network • Product and Operational Investments – harvesting the benefits from our investments • Gaining corporate share – leveraging our network, product and operations to increase corporate share • International partnerships – investing in our partners to expand Delta’s global reach • Win in New York – leveraging scale we have achieved in the most lucrative travel market • Ancillary revenues – harnessing the opportunity from 160 million annual passengers • Trainer Refinery – using vertical integration to lower Delta’s largest input cost • Delevering – creates path for investment grade balance sheet metrics and reduces interest burden Our Guiding Principles Drive for continued efficiency gains Expand the global network reach Continued Product and Operational Improvements Maximize the benefits of scale Restore balance to the supply chain Build a powerful balance sheet Pipeline of Initiatives to Achieve Our Goals

Merger 2009 2010 2011 2012 2013 2014E Profit margin Avg. total seats Avg. aircraft count Upgauging Domestic Fleet To Expand Margins Capital efficient restructuring of the domestic fleet provides for better revenue generation, improved cost efficiency, and a superior customer experience 8 • Fleet restructuring replaces small regional aircraft with fewer, larger aircraft – Fleet will have 100 - 125 50 - seat regionals by 2015, down from nearly 500 at the merger • Combination of new and used aircraft produces higher returns on invested capital • Upgauged fleet improves cost efficiency by generating modest capacity growth with fewer aircraft and departures • Superior customer experience Post - merger Domestic Fleet Trends Index Value at Merger = 100 110 95 86

6% 10% - 4% - 1% 6% 6% 7% 9% 10% 11% 15% Total Other Manufacturing Defense Health Care Technology Banking Media Automotive Business Services Financial Services Corporate Customers Are Choosing Delta Momentum continues as corporate revenues have increased by 6% in the March quarter A diverse base of corporate customers…. …and strong gains in corporate revenue Leading customer satisfaction … …producing continuing gains in corporate revenue 9 Corporate Ticketed Revenues 1Q14E vs. Prior Year

International Partnerships Expand Delta’s Global Reach Leveraging experience with successful Air France/KLM joint venture to build on new partnerships with equity stakes in Virgin Atlantic, GOL, and AeroMexico 10 • Transatlantic joint venture is the model for successful international cooperation • JV represents 25% of industry transatlantic capacity with a $12 billion revenue base • Service to more than 100 secondary markets in Europe, Middle East and Asia; leveraging hubs in Paris, Amsterdam and Rome • Transatlantic profit margins have increased 8 points since 2008 New presence in 6 of the top 10 U.S. – Europe markets • Next Steps - Immunized joint venture launched on Jan. 1 expected to produce $120 million annual run - rate benefit Increased Delta’s exposure in Brazil to 24 additional markets, improving Delta’s profitability in Brazil by 19% • Next Steps – Additional codeshare flights, expand joint corporate contracting and capitalize on co - location opportunities Extended Delta’s network into 36 domestic Mexican markets, increasing Delta’s U.S. – Mexico margins by 9 points since 2011 • Next Steps – Improving schedule connections, launching joint corporate contracts, and starting maintenance work at joint MRO JV facility AF/KL model forms the basis of our growing relationships with Asian partners

Investments in New York Are Delivering Benefits Building scale and improving the product to improve margin performance in the largest travel market in the US 11 MD - 90 Virgin Atlantic • Work so far has improved Delta’s margins by almost 6 pts in New York – New York share gap is closing, but work remains – Unit revenues are outpacing the domestic entity • Plan to bring New York to profitability in 2014. Path to those gains: – Maturing LGA expansion – LHR expansion – Corporate share gains – Improved products, services and facilities - 1 pt 1 pt 5 pts 2011 2012 2013 YOY Change in NY Segment Margin Weekly Seat Departures Summer 2014 350K 340K 220K 175K Delta United American JetBlue

Taking A New Approach With SkyMiles 12 Delta is first legacy carrier to move to a revenue - based model that will reward our most valuable customers • Beginning in 2015, customers will earn redeemable miles based on ticket price – Allows travelers to earn miles based on dollars spent instead of miles flown – Better recognizes frequent business travelers and less frequent leisure travelers who purchase premium fares • Redemptions become easier for all customers – Any seat, any time; no blackout dates – More seats at lower price points – New miles plus cash award options • Creates a more valuable currency • Drives greater retention and loyalty from high value customers who will earn improved mileage awards • Creates additional opportunity in New York – Improves competitive position in the largest travel market in the world – Drives higher revenues in a market that has a greater concentration of premium corporate traffic • Incents customer usage of American Express card to earn more miles that will generate additional cash back to Delta

3% 5% 4% 1.2% 2011 2012 1H13 2H13 2014 + beyond Delta’s Cost Performance Is Sustainable 13 Valuation Allowance $1 billion cost initiatives stemmed rate of growth in costs; next phase leverages strengths across the business to keep annual cost growth below inflation Non - Fuel Unit Cost Growth Sustaining Our Cost Performance • A solid base of supply chain, productivity, and maintenance initiatives in 2013 established momentum for 2014 and beyond • Leveraging the strengths across the business to sustain this cost performance going forward – Domestic refleeting – Maintenance – Headcount – Supply chain – Productivity – Technology < 2% Growth Exclude special items

-15 -10 -5 0 5 10 15 Jan-11 Jan-12 Jan-13 Jan-14 Jet Fuel Premium/(Discount) to ULSD Historical Avg (pre-2013) Last 6 months day average Unique approach to Delta’s largest input cost • Trainer expected to generate modest profit for 2014 – Small loss in 1Q14 despite taking down major unit to improve future distillate production • Shifting to less expensive domestic Bakken crude source supply – Targeting 70K bpd in 2014 vs. 17K in 2013 – Lowers average crude cost by $2 - 3 per barrel Managing Fuel Expense to Reduce Risk 14 • Well positioned for 2014 at current price levels • Current hedge position expected to generate approximately $300 million of benefit in 2014 • Roughly 20% hedged for the first half of year Trainer Refinery Fuel Hedging ¢ ¢ ¢ ¢ ¢ ¢ Jet Fuel Premium/(Discount) to ULSD (cents per gallon)

2005 - 2009 Restructuring and Merger Integration Focus on restoring operating cash flow and combining the two airlines 2009 – 2013 Investing in the Business and Reducing Risk Operating cash flow dedicated to operational and product investments and balance sheet repair 2013 – forward Balanced Capital Deployment Operating cash flow divided between product investments, further delevering and returning cash to shareholders Prudent Deployment of Cash Flows 15 Prudent capital deployment allows for reinvestment in the business while continuing to strengthen the balance sheet, address pension obligations and return cash to shareholders

Continuing To Strengthen The Balance Sheet There is meaningful benefit to further debt reduction; new target is to achieve $7 billion of adjusted net debt $17.0 $15.0 $12.9 $11.7 $9.4 $7.0 2009 2010 2011 2012 2013 2015 Target Adjusted Net Debt ($B) 16 Further delevering creates value by: • Increases stability and moves Delta closer to achieving investment grade balance sheet metrics goal • Reduces Delta’s cost of capital, lowering funding costs • Improves earnings through lower interest expense – at $7 billion target, run - rate of $500 million annual interest expense • Provides consistent access to the capital markets by reducing leverage and improving Delta’s credit metrics Interest expense $1.3B $1.0B $1.1B $1.2B $850M $500M

Shareholder Returns To Grow Over Time 17 • Moving quickly with our balanced capital deployment plan, with an initial $525 million returned to shareholders in the first nine months of our program – Capital returned to date through $150 million of dividends and $375 million of share repurchases • Plan to complete initial $500 million share repurchase authorization by June 2014; combined with dividends, this will return $700 million to shareholders in program’s first twelve months • Expect to announce next repurchase authorization and update to dividend policy by time of Delta’s annual meeting in June $ 150M $ 200M $375M $ 500M First 9 months First 12 months Dividends Share repurchases $525M $700M Total Capital Returns To Shareholders Returning cash to shareholders is a key attribute of high quality companies

Achieving Our Goals Is The Path To Value Creation Continued execution of our plan to produce earnings growth, solid returns on invested capital, and capital returns to shareholders should result in improved valuations 18 5.3 6.6 7.2 7.9 8.7 9.3 9.8 12.5 12.8 16.2 24.0 Note: Data source is Thomson One and Capital IQ 9.1 12.6 13.7 13.9 15.0 15.7 17.2 18.6 19.3 22.0 23.7 …Should Result In Improved Valuation Achievement of Our Long - Term Goals… • 10 - 12% annual operating margins Operating Margin • Annual EPS growth of 10 - 15% EPS Growth • 15% return on invested capital ROIC • $5+ billion annual operating cash flow with ~50% reinvested back into the business Cash Flow • Investment grade balance sheet metrics, including $7 billion of adjusted net debt by 2015 Balance Sheet Forward Price to Earnings EV to EBITDA

Experience makes for a stronger tailwind

Non-GAAP Financial Measures

Delta sometimes uses information ("non-GAAP financial measures") that is derived from our Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this presentation to the most directly comparable GAAP financial measures.

Forward Looking Projections. Delta is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be estimated at this time.

Pre-Tax Income & Margin

Delta excludes special items from pre-tax income (sometimes referred to as pre-tax profit) and other measures because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring core operational performance in the periods shown. Therefore, we adjust for these amounts to arrive at more meaningful financial measures. Special items excluded in the table below showing the reconciliation of pre-tax income and pre-tax margin are:

Mark-to-market adjustments for fuel hedges recorded in periods other than the settlement period ("MTM adjustments"). MTM adjustments are based on market prices at the end of the reporting period for contracts settling in future periods. Such market prices are not necessarily indicative of the actual future value of the underlying hedge in the contract settlement period. Therefore, excluding these adjustments allows investors to better understand and analyze the company’s core operational performance in the periods shown.

Restructuring and other items. Because of the variability in restructuring and other items, the exclusion of this item from this measure is helpful to investors to analyze the company’s recurring core operational performance in the period shown.

Loss on extinguishment of debt. Because of the variability in loss on extinguishment of debt, the exclusion of this item from this measure is helpful to investors to analyze the company’s recurring core operational performance in the period shown.

	Year Ended December 31,
(in millions)	2013	2012	Change

Pre-tax income	$2,527	$1,025
Items excluded:
MTM adjustments	(276)	(27)
Restructuring and other items	424	452
Loss on extinguishment of debt	–	118
Pre-tax income excluding special items	$2,675	$1,568	71%

	Year ended December 31,
	2013	2012	Change
Pre-tax margin	6.7%	2.8%
Adjustments:
MTM adjustments	-0.7%	-0.1%
Restructuring and other items	1.1%	1.3%
Loss on extinguishment of debt	–	0.3%
Pre-tax margin excluding special items	7.1%	4.3%	2.8 pts

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Free Cash Flow

Delta presents free cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for debt service or general corporate initiatives.

Year Ended
December 31,
(in billions)	2013
Net cash provided by operating activities (GAAP)	$4.5
Net cash used in investing activities (GAAP)	(2.7)
Adjustments:
SkyMiles used pursuant to advance purchase under AMEX agreement	0.3
Total free cash flow	$2.1

Adjusted Net

Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted total debt by cash, cash equivalents and short-term investments, resulting in adjusted net debt, to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company’s overall debt profile.

(in billions)	December 31, 2013		December 31, 2012		December 31, 2011		December 31, 2010		December 31, 2009
Debt and capital lease obligations	$11.3		$12.7		$13.8		$15.3		$17.2
Plus: unamortized discount, net from purchase accounting and fresh start reporting	0.4		0.5		0.6		0.6		1.1
Adjusted debt and capital lease obligations		$11.7		$13.2		$14.4		$15.9		$18.3
Plus: 7x last twelve months' aircraft rent		1.5		1.9		2.1		2.7		3.4
Adjusted total debt		13.2		15.1		16.5		18.6		21.7
Less: cash, cash equivalents and short-term investments		(3.8)		(3.4)		(3.6)		(3.6)		(4.7)
Adjusted net debt		$9.4		$11.7		$12.9		$15.0		$17.0

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CASM-Ex

Cost per Available Seat Mile or Non-Fuel Unit Cost ("CASM-Ex"): We exclude the following items from consolidated CASM to evaluate the company’s core cost performance:

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year non-fuel financial performance. The exclusion of aircraft fuel and related taxes from this measure (including our regional carriers under capacity purchase arrangements) allows investors to better understand and analyze our non-fuel costs and our year-over-year financial performance

Ancillary businesses. Our ancillary businesses include aircraft maintenance and staffing services we provide to third parties and our vacation wholesale operations. Because these businesses are not related to the generation of a seat mile, we exclude the costs related to these businesses from this measure to provide a more meaningful comparison of costs of our airline operations to the rest of the airline industry.

Profit sharing. We exclude profit sharing because this exclusion allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

Restructuring and other items and MTM adjustments. We exclude restructuring and other items and MTM adjustments from CASM for the same reasons described above under the heading Pre-Tax Income.

	Year Ended December 31,
	2012		2011		2010
CASM	14.97	¢	14.12	¢	12.69	¢
Items excluded:
Aircraft fuel and related taxes	(5.32)		(5.00)		(3.82)
Ancillary businesses	(0.38)		(0.37)		(0.28)
Profit sharing	(0.16)		(0.11)		(0.13)
Restructuring and other items	(0.20)		(0.10)		(0.19)
MTM adjustments	0.01		(0.01)		–
CASM-Ex	8.92	¢	8.53	¢	8.27	¢
Year-over-year change	5%		3%

	Six Months Ended
	June 30,		June 30,		December 31,		December 31,
	2013		2012		2013		2012
CASM	15.12	¢	15.49	¢	14.44	¢	14.46	¢
Items excluded:
Aircraft fuel and related taxes	(5.14)		(5.42)		(4.94)		(5.22)
Ancillary businesses	(0.31)		(0.42)		(0.34)		(0.34)
Profit sharing	(0.12)		(0.12)		(0.31)		(0.20)
Restructuring and other items	(0.12)		(0.16)		(0.22)		(0.23)
MTM adjustments	(0.09)		(0.36)		0.31		0.37
CASM-Ex	9.34	¢	9.01	¢	8.94	¢	8.84	¢
Year-over-year change	4%				1.2%

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